SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 Current Report


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 June 27, 2003


    JACKSON PRODUCTS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)
Delaware                                                           75-2470881
--------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

      801 Corporate Centre Drive, Suite 300, Saint Charles, Missouri 63304
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                                 (636) 300-2700
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)
--------------------------------------------------------------------------------


                                 Not Applicable
          (Former name or former address, if changed since last report)


================================================================================

                      INFORMATION TO BE INCLUDED IN REPORT



Item 1. Changes in Control of Registrant.

     Not Applicable.


Item 2. Acquisition or Disposition of Assets.

     Not Applicable.


Item 3. Bankruptcy or Receivership.

     Not Applicable.


Item 4. Changes in Registrant's Certifying Accountant.

     Not Applicable.


Item 5. Other Events.

     On July 3, 2003, Jackson Products, Inc. ("JPI") issued the press release filed as Exhibit 99.1 to this Current Report on Form 8-K. As described in the press release, JPI has announced that the lenders under its secured credit facility ("Lenders"), and in excess of 75% of its public bondholders ("Bondholders"), have entered into forbearance agreements regarding specified existing defaults until October 21, 2003. The Lenders' and Bondholders' forbearance is subject to JPI's satisfaction of certain monthly restructuring milestones on various dates prior to October 21, 2003. Attached as Exhibit 99.2 and 99.3 to this Current Report on Form 8-K are the forbearance agreements. The Bondholders have proposed a restructuring framework to JPI and various of its stakeholders. JPI is currently working diligently with its Lenders and Bondholders to effect a comprehensive restructuring plan. As previously disclosed, in the event JPI is unable to effect a timely comprehensive restructuring of its debt, JPI will have to seek protection under the federal bankruptcy laws.

     Prior to entering into forbearance agreements with its Lenders and Bondholders, JPI informed the Lenders and Bondholders of an internal review of JPI's internal controls and financial reporting. The internal review was conducted under the supervision of JPI's audit committee by counsel for JPI and by outside advisers in connection with JPI's audit process for fiscal 2002. The review, which is now complete, revealed certain weaknesses in JPI's internal controls and financial reporting relating to the timely processing of credits, the timing for recognition of revenues based on product shipments to customers, and accounting for inventory. JPI has retained Jefferson Wells International, a professional services firm, to assist JPI in improving its internal controls and to provide interim replacements for JPI's chief financial and accounting officers who recently left the company.

     As a result of the review described above and in connection with its issuance of audited financial statements for fiscal 2002, JPI expects to restate its financial position and results of operations as of and for the year ended December 31, 2001. These restatements will have no impact on JPI's cash flow from operations in 2001 and, as discussed below, largely involve timing issues. The 2001 restatements relate to the understatement of JPI's reserves for sales' returns and allowances and to the recording of an impairment loss for certain intangible assets. JPI's reserves for sales returns and allowances were understated by approximately $855,000 due to certain sales credits not being processed on a timely basis. These adjustments represent timing differences that result in an aggregate reduction of 2001 net sales of approximately $855,000 and a corresponding aggregate increase in net sales for 2002 in the same amount. The restatements related to these credits increased JPI's net loss by approximately $564,000 in 2001. The impairment loss was associated with goodwill at Jackson Products Europe and totaled approximately $400,000, increasing JPI's net loss by an additional $400,000 in 2001, although this adjustment has no effect on JPI's cash flows from operations. Attached as Exhibit 99.4 to this Form 8-K is a summary schedule indicating the adjustments to JPI's 2001 financial statements resulting from the above described restatements and reclassifications.

     JPI does not believe that its financial statements for the nine-months ended September 30, 2002 will be materially impacted on a cumulative basis by the restatements described in the preceding paragraph. The downward adjustments to JPI's 2001 financial statements relating to the credit issues described above have a corresponding positive impact on the results of operations for the nine months ended September 30, 2002. However, these positive adjustments are expected to be offset by other negative adjustments that have been identified related to sales cut-off during such period.

     For fiscal 2002, JPI preliminary results indicate revenues of approximately $191.3 million, operating income of approximately $19.3 million and a net loss of approximately $26.9 million. JPI expects that its audit opinion regarding its financial statements for the year ended December 31, 2002 will contain a going concern emphasis.

     In light of the fact that JPI had fewer than 300 Bondholders of record at the beginning of fiscal 2003 and that JPI currently does not have a permanent principal financial officer or principal accounting officer, JPI does not currently intend to amend past filings or make further filings with the Securities and Exchange Commission prior to the consummation of a restructuring plan. JPI does intend, however, to provide information to the trustee from time to time which will be available to Bondholders and prospective bondholders. As a result of the restatements described above, the financial statements included in JPI's Annual Report on Form 10-K for the year ended December 31, 2001 and the auditors' opinion thereon should not be relied upon. Bondholders or prospective bondholders should instead look to JPI's audited financial statements for fiscal 2002 for the most recent financial information concerning JPI, including in respect of fiscal 2001. JPI expects to deliver audited financial statements for the three-year period ended December 31, 2002 to the trustee for its 9 1/2% Senior Subordinated Notes due 2005 in early July 2003. These financial statements will incorporate all of the adjustments described herein but will not include restated quarterly financial information to reflect the impact of these adjustments on 2001 and 2002 quarterly periods. Bondholders or prospective bondholders may contact the trustee at the telephone number listed below for copies of JPI's audited financial statements and other information provided to the trustee by JPI.

                                 Melissa Dumont
                         U.S. Bank National Association
                                 (860) 241-6829

Item 6. Resignations of Registrant's Directors.

     Not Applicable.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


a)   Financial  Statements of Business  Acquired - Not Applicable.

b)   Pro Forma Financial Information - Not Applicable.

c)   Exhibits -

          99.1 Press release of Jackson Products, Inc. dated July 2, 2003

          99.2 Forbearance agreement, dated June 27, 2003, between JPI and the Bondholders

          99.3 Eighth amendment to JPI's credit agreement, dated June 27, 2003, between JPI and the Lenders

          99.4 Summary Schedule of Restatements


Item 8. Change in Fiscal Year.

     Not Applicable.


Item 9. Regulation FD Disclosure.

     Not Applicable.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           JACKSON PRODUCTS, INC.



Date: July 3, 2003                       By:    /s/ David M. Gilchrist
                                             ---------------------------
                                             Name:  David M. Gilchrist
                                             Title: Chief Executive Officer

Exhibit 99.1


                                  PRESS RELEASE


July 2, 2003

Press Release
SOURCE: Jackson Products, Inc.

Jackson Products, Inc. Announces Forbearance Agreements and Other Developments

ST. LOUIS, MO, July 2 /PRNewswire/ -- Jackson Products, Inc. ("JPI") announced that the lenders under its secured credit facility ("Lenders"), and in excess of 75% of the holders ("Bondholders") of its 9 1/2% Senior Subordinated Notes due 2005, have entered into forbearance agreements regarding specified existing defaults until October 21, 2003. The Lenders' and Bondholders' forbearance is subject to JPI's satisfaction of certain monthly restructuring milestones on various dates prior to October 21, 2003. The Bondholders have proposed a restructuring framework to JPI and various of its stakeholders. JPI is currently working diligently with its Lenders and Bondholders to effect a comprehensive restructuring plan.

David M. Gilchrist, JPI's President, stated: "We are making progress in developing a long-term restructuring plan with our Lenders and Bondholders, as we work to rebuild the confidence of our customers, suppliers and employees and execute our restructuring initiatives. This forbearance period, we believe, indicates our Lenders' and Bondholders' desire to see JPI succeed in effecting a comprehensive restructuring plan."

In addition to the forbearance agreements, JPI announced the results of an internal investigation, certain management changes in its finance department as well as restatements to its 2001 year-end financial statements, the expected impact of these restatements on its 2002 quarterly financial statements, and preliminary 2002 year-end financial results. JPI expects to file a current report on Form 8-K with the Securities and Exchange Commission detailing these other developments and providing additional information regarding its restructuring efforts.

About JPI

JPI is a leading designer, manufacturer and distributor of safety products serving a variety of niche applications within the personal and highway safety markets, principally throughout North America and in Europe. JPI markets its products under established, well-known brand names to an extensive network of distributors, wholesalers, contractors and government agencies. The Company currently has two reportable business segments: Personal Safety Products and Highway Safety Products. Additional information regarding JPI can be obtained at www.jpisafety.com (but such information is not part of this release).

Forward-Looking Statements

Certain statements included in this press release are "forward-looking statements" under applicable securities rules and regulations. These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the ability of JPI to develop a comprehensive restructuring plan and the completion of JPI's internal review of internal controls. All statements other than statements of historical fact are forward-looking statements. JPI cautions that actual future events or results may vary materially from those expressed or implied in any forward-looking statement. Some of the key factors that could cause JPI to fail to effect an out of court restructuring or that could cause actual results to vary materially from those expected include whether JPI will be successful in reaching an acceptable plan of restructuring with its Lenders, Bondholders and other stakeholders, JPI's ability to manage its liquidity pending a restructuring of its financial affairs, the effects of JPI's current financial condition on customer demand, key suppliers and JPI's business and operations in general, industry trends and actions of JPI's competitors, general political and economic conditions and other factors.

Exhibit 99.2
                             JACKSON PRODUCTS, INC.

                           Limited Forbearance Letter

June 27, 2003


CONFIDENTIAL

-----------------
-----------------
-----------------



Re: Forbearance by the Ad Hoc Committee (the "Ad Hoc Committee") of Holders of Jackson Products, Inc. 9 l/2% Senior Subordinated Notes Due 2005 (the "Notes") issued by Jackson Products, Inc. (the "Company")

--------------------------------------------------------------------------------

     We understand that you are a member of the Ad Hoc Committee of holders of the Notes (the "Ad Hoc Committee"), and are the beneficial owner of certain Notes (a "Noteholder") in the principal amount set forth below. The Company is considering various possible financial transactions in an attempt to restructure its debts and obligations to its various creditor constituencies (the "Restructuring Transactions"). The Company acknowledges that an Event of Default (as defined in the Indenture) arising from the non-payment of interest occurred on April 15, 2003 and is continuing under Section 6.01(a)(i) of the Indenture dated as of April 22, 1998, by and among the Company, the Guarantors party thereto and State Street Bank and Trust Company, as trustee, as amended by the Supplemental Indenture dated as of April 24, 1998 and the Supplemental Indenture dated as of May 17, 1999 (the "Indenture") (such non-payment of interest is referred to herein as the "Designated Event of Default"). As part of the Company's efforts to effectuate the Restructuring Transactions, the Company requests a forbearance from the exercise of any rights or remedies by you against the Company, its property or its affiliates solely with respect to the Designated Event of Default (the "Forbearance") during the Forbearance Period (as defined below). As used herein, "Forbearance Period" shall mean the period commencing on June 15, 2003 and continuing through the earliest of (i) October 21, 2003 (or such later date as the parties may designate in writing), (ii) the occurrence of any Event of Default other than the Designated Event of Default, and (iii) the termination of the extant forbearance arrangements entered into by the Company and the lenders party to the Company's bank credit agreement (the "Lenders").

     By your signature below, you represent that you are the beneficial owner of the Notes in the principal amount set forth below, and, subject to the terms and conditions hereof, you agree to provide the Company with Forbearance during the Forbearance Period, provided that the Company continues to negotiate the terms of the Restructuring Transactions with the Ad Hoc Committee.

     The Company hereby affirmatively represents and warrants that it has the authority to enter into this letter agreement, that all requisite consents and approvals have been obtained in connection herewith, and that this letter agreement is a valid and binding obligation of the Company enforceable in accordance with its terms. Except for the Forbearance: (a) you hereby reserve all remedies, powers, rights, and privileges that you may have under the Indenture, the Notes or related documents, at law, in equity, or otherwise, and
(b) all terms, conditions, and provisions of the Indenture, Notes and related documents are and shall remain in full force and effect and nothing contained herein shall be construed as a waiver, amendment or forbearance by you of any covenant or provision of any of the Notes or related documents in respect of any other or further matter (including any Event of Default other than the Designated Event of Default). You acknowledge that the Lenders' agreement to forbear shall not prejudice any blockage rights of the Lenders; provided, however, that nothing herein shall prejudice your rights to challenge the assertion of any such blockage rights.

     This Agreement shall be effective as of the date hereof. Notwithstanding the foregoing sentence, it shall be a condition subsequent to the effectiveness of this Agreement that each of the existing members of the Noteholders who are Ad Hoc Committee members and holders of equity interests in the Company (the "Existing Stockholders") shall, no later than five (5) business days after the date hereof, execute and deliver a Restructuring Term Sheet Acknowledgement substantially in the form attached hereto as Exhibit A (or in such other form as may be agreed in writing among the Company, the Noteholders and the Existing Stockholders).

     This Agreement shall be governed by the laws of the State of New York without regard to the principles of conflicts of law thereof. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties agree that facsimile signatures shall be accepted as originals for all purposes under this Agreement.

     Except as otherwise provided herein, all notices and other communications to the Company or you required or permitted under this Agreement shall be in writing and shall become effective when delivered by facsimile (confirmed by mail), overnight courier service, registered or certified mail (postage prepaid) or hand delivery, addressed as follows or to such other addresses or facsimile numbers as may be thereafter designated in writing by such party to the other parties:

      Ad Hoc Committee member
      or advisor identified below:
                                         -----------------------------------

                                         Attention:
                                         ---------  ------------------------
                                         Telephone:
                                                    ------------------------
                                         Facsimile:
                                                   -------------------------

      With copies to:                    Milbank Tweed Hadley & McCloy LLP
                                         601 South Figueroa Street, 30th Floor
                                         Los Angeles, California 90017
                                         Attention: Gregory A. Bray
                                                    Thomas R. Kreller
                                         ---------
                                         Telephone: (213) 892-4000
                                         Facsimile: (213) 629-5063

      The Company:                       Jackson Products, Inc.
                                         801 Corporate Centre Drive, Suite 300
                                         Saint Charles, Missouri 63304
                                         Attention: Mr. David M. Gilchrist, Jr.
                                         ---------
                                         Telephone: (636) 300-2700
                                         Facsimile: (636) 300-2800

      With copies to:                    Vinson & Elkins, L.L.P.
                                         3700 Trammell Crow Center
                                         2001 Ross Avenue
                                         Dallas, Texas  75201
                                         Attention: William L. Wallander
                                         ---------
                                         Telephone: (214) 220-7905
                                         Facsimile: (214) 999-7905

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. There are no third-party beneficiaries of this Agreement. As used herein, the word "or" shall not be construed as exclusive. This Agreement represents the entire agreement of the parties hereto with respect to the subject matter hereof, and any amendment, supplement or modification hereto must be in writing and signed on behalf of the parties hereto. If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the Agreement shall not be affected or impaired thereby.

     Please indicate your acceptance of this Agreement by signing below and returning this Agreement to William L. Wallander via fax delivery at (214) 999-7905 and via U.S. first class mail at the notice address set forth above.

                                   Sincerely,

                            JACKSON PRODUCTS, INC.


                            By:   /s/ David M. Gilchrist
                                -----------------------------------------------
                           Name:      David M. Gilchrist
                          Title:      President & Chief Executive Officer

 ACKNOWLEDGED AND AGREED:

 TCW Shared Opportunity Fund IV, L.P. and
 TCW Shared Opportunity Fund IVB, L.P.
 By:  TCW Asset Management Company
         Its Investment Advisor


 By:          /s/ Michael K. Parks
     ---------------------------------------------------------
       Name:      Michael K. Parks
       Title:     Managing Director


 By:          /s/ Randolph R. Birkman
     ------------------------------------------------
       Name:      Randolph R. Birkman
         Title:   Managing Director



 Massachusetts Mutual Life Insurance Company, on behalf of Itself, Its Subsidiaries, Applicants and Managed Accounts


 By:          /s/ Steven J. Katz
     ---------------------------------------------------------
       Name:      Steven J. Katz
       Title:     Second Vice President
                  and Associate General Counsel



Steel Partners II, L.P.


 By:          /s/ Josh Schechter
     ---------------------------------------------------------
       Name:      Josh Schechter
       Title:

Milbank Tweed Hadley & McCoy L.L.P. represents and warrants, based on information provided to it by the members of the Ad Hoc Committee, that the aggregate principal amount of Notes beneficially owned by Ad Hoc Committee members is $98,765,000 and that the name of DTC Participant through which the Notes are held is JP Morgan Chase, Citibank, ABN AMRO, BONY, Bear Stearns.

Milbank Tweed Hadley & McCoy L.L.P.

 By:        /s/ Thomas R. Kreller
     ---------------------------------------
      Name:     Thomas R. Kreller
      Title:    Partner

                                       A-1
                             JACKSON PRODUCTS, INC.
                            RESTRUCTURING TERM SHEET
                                 ACKNOWLEDGEMENT


The undersigned, being the holders of at least 75% of the voting capital stock of Jackson Products, Inc. ("JPI") and all of the members (the "Committee Members") of the Ad Hoc Committee of holders of JPI's 9 1/2% Senior Subordinated Notes due 2005, execute this Acknowledgement to evidence their acknowledgement that JPI is proceeding with a restructuring plan under the framework described in Exhibit 1 to this instrument (the "Term Sheet"). In addition, during the existing forbearance period (i.e., from the date hereof until such time as the forbearance agreement with the Committee Members shall terminate), each of the undersigned (i) agrees to support the restructuring transactions on the terms set forth in the Term Sheet, (ii) consents to its treatment on the terms set forth in the Term Sheet, (iii) agrees not to vote for, consent to, support or participate in the formulation of any restructuring transaction other than as set forth in the Term Sheet and (iv) agrees it shall not otherwise take any actions inconsistent with such support; provided that this Acknowledgement shall only apply to individuals in their capacity as equity shareholders.

This Acknowledgement may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 27th day of June, 2003.



                         [SIGNATURES ON FOLLOWING PAGES]

                                  SUMMIT CAPITAL CO-INVESTMENT II-A, L.P.
                                  By: Summit Capital Group, LLC,
                                       Its General Partner

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  SUMMIT CAPITAL II, L.P.
                                  By: Summit Capital GP II, L.P.,
                                       Its General Partner

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  SUMMIT CAPITAL PARALLEL II, L.P.
                                  By: Summit Capital Group, LLC,
                                       Its General Partner

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  JZ EQUITY PARTNERS PLC

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  JOHN W. JORDAN, II REVOCABLE TRUST

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                   /s/ Jonathan F. Boucher
                                  ----------------------------------------------
                                       Jonathan F. Boucher

                                   /s/ A. Richard Caputo, Jr.
                                  ----------------------------------------------
                                       A. Richard Caputo, Jr.

                                   /s/ David W. Zalaznick
                                  ----------------------------------------------
                                       David W. Zalaznick


                                  MASSACHUSETTS MUTUAL LIFE INSURANCE CO.

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________


                                  STEEL PARTNERS II, L.P.

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  TCW SHARED OPPORTUNITY FUND IV, L.P.
                                  By: TCW Asset Management Company
                                         Its Investment Advisor

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  TCW SHARED OPPORTUNITY FUND IVB, L.P.
                                  By: TCW Asset Management Company
                                         Its Investment Advisor

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                    Exhibit 1
                            Restructuring Term Sheet




JACKSON PRODUCTS, INC.

RESTRUCTURING TERM SHEET

JUNE 27, 2003

Parties to Restructuring................      Jackson Products, Inc. and its affiliated entities ("JPI")

                                              The secured bank lenders with Fleet National Bank as agent (the "Banks")

                                              CapStreet II, L.P., Jordan Company LLC and any other holders of the 15%
                                              secured senior subordinated notes (the "Senior Secured Noteholders")

                                              Holders (the "Bondholders") of JPI's 9 l/2% Senior Subordinated Notes
                                              Due 2005 (the "Senior Sub Notes")

                                              Trade creditors and other ordinary course creditors (the "Unsecured
                                              Creditors")

                                              Current holders of equity interests in JPI ("Old Equity")

Restructuring Treatment of the Banks....      The Banks will be paid in full including accrued but unpaid interest.
                                              All outstanding letters of credit will be terminated or replaced on or prior to the closing of the restructuring transaction. All fees and expenses of the Bank associated with the restructuring will be paid at the closing of the restructuring transaction.

Restructuring Treatment of the Senior
Secured Noteholders.....................      The Senior Secured Notes will be paid in full at par including accrued but unpaid interest, or will receive alternative treatment mutually agreeable to the Senior Secured Noteholders and the Bondholders.
                                              All fees and expenses of the Senior Secured Noteholders associated with the restructuring will be paid at the closing of the restructuring transaction.

Restructuring Treatment of the
Bondholders.............................      The Bondholders will convert all or substantially all of the Senior Sub
                                              Notes into new equity of JPI if necessary to effectuate the restructuring or will receive alternative treatment agreeable to the Bondholders if possible. All fees and expenses of the Bondholders associated with the restructuring will be paid at the closing of the restructuring transaction.

Restructuring Treatment of the Unsecured
Creditors...............................      The Unsecured Creditors will be paid in the ordinary course of business.

Restructuring Treatment of Old Equity...      Old Equity will either be cancelled or diluted to a de minimus position depending on legal requirements and will receive no distribution or consideration in respect of the dilution of their old equity interests.

Required Bondholder Approval for the
Restructuring Transaction...............      Approval of the restructuring transaction by Bondholders holding at least two-thirds (2/3) of the aggregate principal amount of the outstanding Senior Sub Notes.

Required Old Equity and Board Approvals for
the Restructuring Transaction...........      Old Equity shall approve and shall cooperate with the board of directors of JPI to approve, any restructuring transaction approved by the
                                              Bondholders holding at least two-thirds (2/3) of the aggregate principal amount of the outstanding Senior Sub Notes.

Transaction Overview....................      JPI will seek to raise private equity in an amount to be determined and acceptable to the Bondholders.

                                              JPI will also seek to raise funding via a high yield offering and/or senior secured debt other securities to facilitate the restructuring.
                                              The restructuring transaction may require a new credit facility in an amount to be determined and dependent on market conditions and the results of the pursuit of equity and high yield funding.

Restructuring Effectuation..............      The restructuring will be pursued via a restructuring agreement and exchange offer.  The exchange offer will incorporate a prepackaged
                                              Chapter 11 plan of reorganization in the event the acceptance levels of the exchange offer are not satisfactory.  The restructuring transaction is expected to be completed on or prior to October 21, 2003.

Key Employee Retention Plan and Management
Incentive Plan to be Implemented........      A key employee retention plan and management incentive equity plan acceptable to the Bondholders holding at least two-thirds (2/3) of the aggregate principal amount of the outstanding Senior Sub Notes will be negotiated and approved by the board of directors simultaneously with the negotiation and execution of this transaction.

Other Terms.............................      Other terms of the restructuring to be determined as may be necessary to effectuate the restructuring.  Upon consummation of the restructuring transaction approved by the Bondholders holding at least two-thirds (2/3)
                                              of the aggregate principal amount of the outstanding Senior Sub Notes,
                                              (i) members of the Ad Hoc Committee of the Bondholders will agree to release holders of Old Equity, their affiliates (in their capacity as stockholders, board members or otherwise) and their legal, investment and financial advisors from any and all claims relating to such parties'
                                              affiliation with JPI and (ii) holders of Old Equity will agree to release members of the Ad Hoc Committee of Bondholders, their affiliates and their legal, investment and financial advisors from any and all claims relating to such parties' affiliation with JPI.  In addition, holders of Old Equity and members of the Ad Hoc Committee will use their commercially reasonable efforts to obtain similar releases upon consummation of the restructuring transaction from other parties to the restructuring.

Exhibit 99.3

                            AMENDMENT AGREEMENT NO. 8

                                 to that certain

                 REVOLVING CREDIT AND ACQUISITION LOAN AGREEMENT

     This AMENDMENT AGREEMENT NO. 8 (this "Amendment"), dated as of June 13, 2003, is by and among (a) Jackson Products, Inc. (the "Borrower"), (b) the Domestic Subsidiaries (as defined in the Credit Agreement, as hereinafter defined), (c) Fleet National Bank (f/k/a BankBoston, N.A.) and the other lending institutions listed on Schedule 1 to the Credit Agreement (as hereinafter defined) (collectively, the "Banks"), (d) Fleet National Bank (f/k/a BankBoston, N.A.) as agent (the "Agent") for itself and the other Banks, and (e) U.S. Bank National Association (f/k/a Firstar Bank N.A. f/k/a Mercantile Bank National Association), as co-agent (the "Co-Agent").

     WHEREAS, the Borrower, the Banks, the Agent, and the Co-Agent are parties to that certain Revolving Credit and Acquisition Loan Agreement, dated as of April 22, 1998 (the "Original Credit Agreement"), pursuant to which the Banks, upon certain terms and conditions, have agreed to make loans to, and issue letters of credit for the benefit of, the Borrower;

     WHEREAS, the Original Credit Agreement was amended by (i) Amendment Agreement No. 1 to that certain Revolving Credit and Acquisition Loan Agreement dated as of June 19, 1998 (the "First Amendment"), among the Borrower, the Domestic Subsidiaries, the Banks, the Agent and the Co-Agent, (ii) Amendment Agreement No. 2 to that certain Revolving Credit and Acquisition Loan Agreement dated as of May 17, 1999 (the "Second Amendment"), among the Borrower, the Domestic Subsidiaries, the Banks, the Agent and the Co-Agent, (iii) Amendment Agreement No. 3 to that certain Revolving Credit and Acquisition Loan Agreement dated as of July 1, 2001 (the "Third Amendment"), among the Borrower, the Domestic Subsidiaries, the Banks, the Agent and the Co-Agent, (iv) Amendment Agreement No. 4 to that certain Revolving Credit and Acquisition Loan Agreement dated as of October 1, 2001 (the "Fourth Amendment") among the Borrower, the Domestic Subsidiaries, the Banks, the Agent and the Co-Agent, (v) Amendment Agreement No. 5 to that certain Revolving Credit and Acquisition Loan Agreement dated as of March 29, 2002 (the "Fifth Amendment") among the Borrower, the Domestic Subsidiaries, the Banks, the Agent and the Co-Agent, (vi) Amendment Agreement No. 6 to that certain Revolving Credit and Acquisition Loan Agreement dated as of January 31, 2003 (the "Sixth Amendment") among the Borrower, the Domestic Subsidiaries, the Banks, the Agent and the Co-Agent, and (vii) Amendment Agreement No. 7 to that certain Revolving Credit and Acquisition Loan Agreement dated as of May 30, 2003 (the "Seventh Amendment") among the Borrower, the Domestic Subsidiaries, the Banks, the Agent and the Co-Agent (the Original Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment being herein referred to as the "Credit Agreement") and all capitalized terms not otherwise defined herein which are defined in the Credit Agreement shall have the same meanings herein as specified in the Credit Agreement;

     WHEREAS, the Borrower has informed the Agent, the Co-Agent and the Banks that the Borrower has failed to comply with certain provisions of the Credit Agreement as set forth on Schedule A hereto as of the time periods identified on such Schedule, such failures to comply, when occurring, to constitute Events of Default (such Events of Default as set forth on Schedule A hereto being herein referred to as the "Specified Defaults"); and

     WHEREAS, at the request of the Borrower, the Borrower, the Agent, the Co-Agent and the Banks have agreed to suspend the Specified Defaults for a limited period, and to modify certain other terms and conditions of the Credit Agreement in connection therewith, all as specifically set forth in this Amendment;

     NOW, THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement, herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     ss.1. Forbearance. Subject to the satisfaction of the conditions precedent set forth in ss.7 and in consideration of and reliance upon the agreements of the Borrower contained herein, each of the Banks and the Agent hereby agrees to forbear from exercising its rights and remedies relating to the Specified Defaults during (but only during) the period (the "Forbearance Period") ending on the earlier to occur of (i) Tuesday, October 21, 2003 at 5:00 p.m. (Boston time), (ii) the failure by the Borrower to pay any invoice presented to it relating to services provided by Bingham McCutchen LLP or FTI Consulting within five (5) Business Days of presentation thereof, (iii) the occurrence of any Event of Default (other than the Specified Defaults), including any failure to comply with any covenant set forth in ss.4 hereof, (iv) the date on which the Agent determines that a material adverse change in the business, assets, financial condition or prospects of the Borrower or its Subsidiaries has occurred, (v) the date that the Borrower, any of its Subsidiaries or any Affiliate of the Borrower shall commence any litigation proceeding against the Agent or any Bank or any Affiliate of the Agent or any Bank in connection with or related to any of the transactions contemplated by the Credit Agreement, the other Loan Documents, this Agreement or any documents, agreements or instruments executed in connection with any of the foregoing, or (vi) the date the holders of the Subordinated Debt shall accelerate such Indebtedness or, at the option of the Agent, the date that any holder of Subordinated Debt takes any action in enforcement of its rights under such Subordinated Debt. Such forbearance shall automatically, and without action, notice, demand or any other occurrence, expire on and as of the end of the Forbearance Period. Upon the end of the Forbearance Period, and from and after such time, (a) the Banks and the Agent shall retain all of the rights and remedies relating to the Specified Defaults, and any other Default or Event of Default, (b) the Specified Defaults shall be reinstated and shall be in full force and effect for all periods including periods after the Forbearance Period, and (c) any obligation of the Banks to make Revolving Credit Loans or of the Issuing Banks to issue, extend or renew Letters of Credit shall be subject to the terms and conditions set forth in the Credit Agreement, including, without limitation, the conditions precedent set forth in ss.13 thereof.

     ss.2. Other Defaults. The forbearance set forth in ss.1 shall apply only to the Specified Defaults. No forbearance with respect to any other Default or Event of Default, whether presently existing or hereafter arising, is granted hereby. Any obligation of the Banks to make Revolving Credit Loans or of the

Issuing Banks to issue, extend or renew Letters of Credit shall, at all times (including, without limitation, during the Forbearance Period), be subject to the satisfaction of all of the terms and conditions of the Credit Agreement, including, without limitation, the conditions precedent set forth in the Credit Agreement; provided, that, during the Forbearance Period, the Specified Defaults shall not be considered as Defaults or Events of Default (other than for purposes of ss.10.5.2 of the Credit Agreement) in connection with any such Revolving Credit Loans or Letters of Credit. The Banks and the Agent shall, at all times, retain all of the rights and remedies in respect of any Default or Event of Default under the Credit Agreement and the other Loan Documents other than, during the Forbearance Period, the Specified Defaults.

     ss.3. Amendments to the Credit Agreement. Upon the satisfaction of the conditions set forth in ss.7 hereof, the Credit Agreement is hereby amended in the following respects:

     (a) Section 1.1 of the Credit Agreement is hereby amended by restating the following definitions in their entirety:

          "Forbearance Period. As defined in ss.1 of the Amendment Agreement No. 8 to that certain Revolving Credit and Acquisition Loan Agreement, dated as of June 13, 2003, among the Borrower, the Domestic Subsidiaries, the Banks, the Agent and the Co-Agent."

          "Forbearance  Termination  Date.  The  last  day  of  the  Forbearance
     Period."

     (b) Section 2.1 of the Credit Agreement is hereby amended by restating the last two sentences thereof in their entirety as follows:

          "Notwithstanding the foregoing, at no time during the Forbearance Period shall the Agent or any of the Banks be obligated to make or fund any Revolving Credit Loans if (i) the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the outstanding amount of the Swing Line Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations (such aggregate amount, the
     "Revolver Usage") would exceed $29,000,000 during the Forbearance Period (such amount, the "Revolver Sublimit"), or (ii) the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the outstanding amount of the Swing Line Loans (such aggregate amount, the "Revolver Cash Usage") would exceed $23,700,000 during the Forbearance Period (such amount, the "Revolver Cash Sublimit"). If the Revolver Usage at any time exceeds the Revolver Sublimit during the Forbearance Period or the Revolver Cash Usage at any time exceeds the Revolver Cash Sublimit, the Borrower shall immediately prepay an amount equal to such excess to the Agent for the account of the Banks and the Agent, for application to the outstanding principal amount of Revolving Credit Loans."

     (c) LIBOR Rate Loans. The Borrower shall have no right to request LIBOR Rate Loans during the Forbearance Period.

     (d) Amortization. Notwithstanding anything to the contrary contained in the Credit Agreement, the principal payment of $2,500,000 otherwise due on the Acquisition Loan on June 30, 2003 shall be deferred until the earlier of (i) the Forbearance Termination Date, and (ii) the date on which all Obligations are repaid in full in cash.

     ss.4. Covenants.

     (a) Forbearance Fee. The Borrower hereby agrees to pay to the Agent, for the ratable accounts of the Banks, a forbearance fee (the "Forbearance Fee") in an amount equal to fifty-five (55) basis points on the sum of the Total Commitment plus the principal amount of the Acquisition Loans outstanding on the Effective Date, such amount to be payable as follows: (i) an amount equal to twenty-five (25) basis points shall be payable on the Effective Date (the "Forbearance Fee No. 1"), and (b) an amount equal to ten (10) basis points shall be payable on each of July 23, 2003, August 22, 2003 and September 22, 2003. The Forbearance Fee shall be shared pro rata by the Banks that execute this Amendment on or prior to Friday, June 27, 2003 at 12:00 p.m. (Boston time) in accordance with the aggregate amount of their Commitments and the outstanding principal amount of their Acquisition Loans on the Effective Date. The Forbearance Fee shall be fully earned on the Effective Date and nonrefundable when paid, provided, however, that in the event that all of the Obligations have been repaid in full in cash prior to any applicable payment date, that portion of the Forbearance Fee not yet paid shall be waived, and provided further that the entire amount of the Forbearance Fee not yet paid shall immediately become due and payable on the Forbearance Termination Date.

     (b) Financial Covenants. During the Forbearance Period, the Borrower covenants and agrees to comply with the financial covenants set forth on Schedule B hereto.

     (c) Additional Covenants. The Borrower shall deliver to the Agent,

          (i) on or prior to Friday, June 27, 2003, a general restructuring term sheet relating to the general agreement in principle of the holders of the Subordinated Notes to convert one hundred percent (100%) of their debt to equity of the Borrower (the "Restructuring Agreements");

          (ii) on or prior to Monday, July 7, 2003, copies of acknowledgements to the Restructuring Agreement executed by each of the existing holders of the Subordinated Debt constituting the Ad Hoc Committee (as defined in the Noteholder Forbearance) and the holders of the equity interests in the Borrower;

          (ii) on  or  prior  to  Wednesday,   July  23,  2003,  fully  executed
               Restructuring Agreements executed by at least ninety percent (90%) of the holders of the Subordinated Debt, seventy-five percent (75%) of the holders of the Secured Senior Subordinated Notes and seventy-five percent (75%) of the holders of the capital stock of the Borrower, all on terms and conditions satisfactory to the Agent;

          (iii)on or prior to Friday, August 22, 2003, one or more offering memoranda relating to the refinancing (the "Refinancing"), all in form and substance satisfactory to the Agent; and

          (iv) on or prior to Monday, September 22, 2003, commitments or other evidence of Borrower's ability to close the Refinancing on or prior to the Forbearance Termination Date, all in form and substance satisfactory to the Agent.

     ss.5. Representations and Warranties. The Borrower and each Domestic Subsidiary hereby represents and warrants to the Banks as follows:

     (a) The execution and delivery by the Borrower and each Domestic Subsidiary of this Amendment, and the performance by the Borrower and each Domestic Subsidiary of its obligations and agreements under this Amendment and the Credit Agreement as amended hereby, are within the corporate authority of the Borrower and each Domestic Subsidiary, have been duly authorized by all necessary corporate proceedings on behalf of the Borrower and each Domestic Subsidiary, and do not and will not contravene any provision of law, statute, rule or regulation to which the Borrower and each Domestic Subsidiary is subject or any of the Borrower's and each Domestic Subsidiary's charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon the Borrower and each Domestic Subsidiary.

     (b) This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower and each Domestic Subsidiary, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     (c) Other than approvals or consents which have been obtained, no approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrower or any Domestic Subsidiary of this Amendment or the Credit Agreement as amended hereby.

     (d) The representations and warranties contained in ss.8 of the Credit Agreement are true and correct at and as of the date made and as of the date hereof, except that the Specified Defaults shall not be considered Defaults or Events of Default for such purposes and except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

     (e) The Borrower and each Domestic Subsidiary has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, but for the Specified Defaults, after giving effect to the provisions hereof, there exists no Event of Default or Default.

     ss.6. Independent Valuation. The Borrower agrees that it will continue, and shall cause each of its Subsidiaries to continue, to cooperate with the requests of any investment field examiner and business consultant retained by the Agent.

     ss.7. Conditions to Effectiveness. This Amendment shall become effective only upon the satisfaction of the following conditions:

          (i) this Amendment shall have been executed and delivered by the Borrower, the Domestic Subsidiaries party hereto, the Agent and the Majority Banks; and

          (ii) the Borrower shall have paid all reasonable unpaid fees and expenses of Bingham McCutchen LLP and FTI Consulting to the extent that copies of invoices have been presented to the Borrower;

          (iii)receipt by the Agent of evidence that holders of greater than eighty-five percent (85%) of the outstanding principal amount of the Subordinated Notes have agreed to forbear from exercising their remedies under the Subordinated Indenture until October 21, 2003 in form and substance satisfactory to the Agent (the "Noteholder Forbearance"); and

          (iv) receipt by the Agent, for the account of the Banks of the Forbearance Fee No. 1.

     ss.8. Ratification, Etc. Each of the Borrower and its Domestic Subsidiaries hereby adopts again, ratifies and confirms in all respects, as its own act and deed, each of the Credit Agreement (as amended hereby) and the other Loan Documents to which such Borrower and Domestic Subsidiary is a party; each of the Borrower and its Domestic Subsidiaries hereby adopts again, ratifies and confirms in all respects, as its own act and deed, the grant of a security interest under the Security Agreement and the Mortgages to which it is a party in all of the existing and after-acquiring or arising goods, accounts, chattel paper, investment property, documents, instruments, general intangibles and other personal property assets, including, without limitation, all deposit accounts, in which such Borrower or Domestic Subsidiary has ownership or other rights, together with any and all Uniform Commercial Code financing statements and other instruments or documents previously executed in connection therewith to create, evidence, perfect or preserve the priority of such security interest in favor of the Agent for the benefit of the Banks and the Agent; each of the Borrower and its Domestic Subsidiaries hereby adopts again, ratifies and confirms in all respects, as its own act and deed, any and all Uniform Commercial Code financing statements executed by the Agent in the name of the Borrower or Domestic Subsidiary, pursuant to the power of attorney provisions contained in the Security Agreement to which it is a party, to perfect, preserve the perfection, or insure the priority of such security interest in favor of the Agent for the benefit of the Banks and the Agent; each mortgagor under a Mortgage to which it is a party hereby adopts again, ratifies and confirms, as its own act and deed, the mortgage of real estate assets in which such mortgagor has an ownership or other rights; each pledgor under a Pledge Agreement to which it is a party hereby adopts again, ratifies and confirms in all respects, as its own act and deed, each pledge granted by such pledgor thereunder; and each of the Borrower and its Domestic Subsidiaries hereby adopts again, ratifies and confirms, as its own act and deed, each of the other instruments or documents delivered in connection with the Credit Agreement or any of the Loan Documents to which it is a party and purported to be executed by it and acknowledges that all of the foregoing Loan Documents and other instruments, documents, filings and recordings shall continue in full force and effect. To the extent that it has not already done so, each of the Borrower and its Domestic Subsidiaries hereby waives all suretyship defenses of whatsoever nature, whether arising out of the Agent's or any Bank's dealings with any other Borrower or Domestic Subsidiary in respect of the Credit Agreement, as amended hereby, any other Loan Document or otherwise. By its signature below, each of the Borrower and its Domestic Subsidiaries hereby consents to this Amendment, and after taking into account this Amendment, acknowledges that this Amendment shall not alter, release, discharge or otherwise affect any of its obligations under any Loan Document to which it is a party.

     ss.9. Release. In order to induce the Agent, the Co-Agent and the Banks to enter into this Amendment, each of the Borrower and its Domestic Subsidiaries acknowledges and agrees that: (i) neither the Borrower nor any Domestic Subsidiary has any claim or cause of action against the Agent, the Co-Agent or any Bank (or any of its respective directors, officers, employees or agents);
(ii) neither the Borrower nor any Domestic Subsidiary has any offset right, counterclaim or defense of any kind against any of their respective obligations, indebtedness or liabilities to the Agent, the Co-Agent or any Bank; and (iii) each of the Agent, the Co-Agent and the Banks has heretofore properly performed and satisfied in a timely manner all of its obligations to each of the Borrower and its Domestic Subsidiaries. The Borrower and its Domestic Subsidiaries wish to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Agent's, the Co-Agent's and the Banks' rights, interests, contracts, collateral security or remedies. Therefore, each of the Borrower and its Domestic Subsidiaries unconditionally releases, waives and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Agent, the Co-Agent or any Bank to the Borrower or any Domestic Subsidiary, except the obligations to be performed by the Agent or any Bank on or after the date hereof as expressly stated in this Amendment, the Credit Agreement and the other Loan Documents, and (B) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Borrower or Domestic Subsidiary might otherwise have against the Agent, the Co-Agent, any Bank or any of its directors, officers, employees or agents, in either case (A) or (B), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

     ss.10. Effect of Amendment. Except as expressly set forth herein, this Amendment does not constitute an amendment or waiver of any other term or condition of the Credit Agreement or any other Loan Document, and all such other terms and conditions shall remain in full force and effect. Nothing contained in this Amendment shall be construed to imply a willingness on the part of the Banks to grant any similar or other future forbearances or waivers of any of the terms and conditions of the Credit Agreement or the other Loan Documents. Except for the forbearances and waivers expressly set forth herein, nothing contained herein shall in any way prejudice, impair or otherwise adversely affect any rights or remedies of the Agent, the Co-Agent and the Banks under the Credit Agreement, as amended, or any other Loan Document. This Amendment shall constitute a Loan Document.

     ss.11. Reimbursement of Expenses. The Borrower acknowledges that all out of pocket costs and expenses incurred by the Agent, the Co-Agent and the Banks in connection with (a) the preparation, negotiation, execution, delivery and monitoring of this Amendment, (b) the discussions and meetings that preceded this Amendment, (c) the fees and disbursements of FTI Consulting and any other investment field examiner or business consultant retained in connection with ss.7 hereof, allocable costs of in-house counsel, and all legal and other professional and consultant's fees and disbursements), and (d) the filing, recording or submission of any UCC filings shall be paid by the Borrower and shall constitute a portion of the Obligations secured by the Collateral. In the event that the Borrower fails to pay the fees and expenses of Bingham McCutchen LLP or FTI Consulting within five (5) Business Days after presentation of any invoice therefor, then the Administrative Agent may make Revolving Credit Loans to cover such amounts.

     ss.12. Payment of Fees. The Agent and the Banks consent to the provision by the Borrower of retainers and the reimbursement and payment of fees and expenses of the professionals of the Borrower, the professionals of the holders of the Subordinated Notes and the professionals of the holders of the Secured Senior Subordinated Notes upon presentations of invoices therefor.

     ss.13. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     ss.14. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have duly executed this Eighth Amendment as a sealed instrument as of the date first above written.

                    JACKSON PRODUCTS, INC.


                    By:       /s/ David M. Gilchrist
                        --------------------------------------------------------
                           Name:  David M. Gilchrist
                           Title: President and Chief Executive Officer


                    FLEX-O-LITE, INC.


                    By:       /s/ David M. Gilchrist
                        --------------------------------------------------------
                           Name:  David M. Gilchrist
                           Title: President and Chief Executive Officer


                    TMT-PATHWAY, L.L.C.


                    By:       /s/ David M. Gilchrist
                        --------------------------------------------------------
                           Name:  David M. Gilchrist
                           Title: President and Chief Executive Officer


                    CRYSTALOID TECHNOLOGIES, INC.


                    By:       /s/ David M. Gilchrist
                        --------------------------------------------------------
                           Name:  David M. Gilchrist
                           Title: President and Chief Executive Officer


                    AMERICAN ALLSAFE COMPANY


                    By:       /s/ David M. Gilchrist
                        --------------------------------------------------------
                           Name:  David M. Gilchrist
                           Title: President and Chief Executive Officer


                    SILENCIO/SAFETY DIRECT, INC.


                    By:       /s/ David M. Gilchrist
                        --------------------------------------------------------
                           Name:  David M. Gilchrist
                           Title: President and Chief Executive Officer

                    FLEET NATIONAL BANK (f/k/a BankBoston, N.A.), individually and as Agent


                    By:       /s/ Peggy Peckham
                        --------------------------------------------------------
                           Name:  Peggy Peckham
                           Title: Senior Workout Officer


                    U.S. BANK NATIONAL ASSOCIATION (f/k/a FIRSTAR BANK, f/k/a Mercantile Bank National Association), individually and as Co-Agent


                    By:       /s/ Jason R. Hickey
                        --------------------------------------------------------
                           Name:  Jason R. Hickey
                           Title: Vice President


                    PB   CAPITAL CORPORATION


                    By:       /s/ Lisa Moraglia
                        --------------------------------------------------------
                           Name:  Lisa Moraglia
                           Title: AVP

                    By        /s/ Christopher J. Ruzzi
                        --------------------------------------------------------
                           Name:  Christopher J. Ruzzi
                           Title: VP

                    ANTARES CAPITAL CORPORATION


                    By:       /s/ John G. Martin
                        --------------------------------------------------------
                           Name:  John G. Martin
                           Title: Managing Director


                    COMERICA BANK

                    By:       /s/ Jeffrey E. Peck
                        --------------------------------------------------------
                           Name:  Jeffrey E. Peck
                           Title: Vice President


                    BNP  PARIBAS

                    By:       /s/ Illegible
                        --------------------------------------------------------
                           Name:
                           Title:


                    By:       /s/ Sean Davenport
                        --------------------------------------------------------
                           Name:  Sean Davenport
                           Title: VP


                    GENERAL ELECTRIC CAPITAL CORPORATION


                    By:       /s/ Thomas S. Beck
                        --------------------------------------------------------
                           Name:  Thomas S. Beck
                           Title: Duly Authorized Signatory


                    KEY  CORPORATE CAPITAL, INC.


                    By:       /s/ Mark Kleinhart
                        --------------------------------------------------------
                           Name:  Mark Kleinhart
                           Title: Vice President

                    DEUTSCHE FINANCIAL SERVICES CORPORATION


                    By:       /s/ Diane F. Rolfe
                        --------------------------------------------------------
                           Name:  Diane F. Rolfe
                           Title: Vice President


                    ORIX FINANCIAL SERVICES, INC.


                    By:       /s/ Christopher W. Coulomb
                        --------------------------------------------------------
                           Name:  Christopher W. Coulomb
                           Title: Vice President

                                   SCHEDULE A
                               Specified Defaults

Financial Covenants. Failure to comply with one or more of the following covenants for the following periods:

     ss.11.1 ("EBITDA to Total Interest Expense") - Periods ending at the end of September 2002, December 2002, March 2003, June 2003 and September 2003

     ss.11.2 ("Leverage Ratio") - Periods ending at the end of September 2002 , December 2002 and March 2003

     ss.11.3 ("Consolidated Operating Cash Flow to Total Debt Service") - Periods ending at the end of December 2003, March 2003, June 2003 and September 2003

     ss.11.4 ("Minimum EBITDA") - Quarterly periods ending at the end of September 2002, October 2002, November 2002, December 2002, March 2003, June 2003 and September 2003

     ss.5(b) of Amendment No. 6 ("Minimum EBITDA") - Monthly periods ending at the end of December 2002, January 2003, February 2003, March 2003, June 2003 and September 2003

Other Covenants.

     ss.4.5.1 - Failure to pay the required principal amortization payment of $2,500,000 due on the Acquisition Loan on June 30, 2003.

     ss.9.4 - Failure to deliver monthly financial statements for the month ended February 28, 2003.

     ss.9.3, ss.9.4 and ss.11 - All Defaults or Events of Default resulting from
     (i) the failure to maintain true and accurate records and books of account in which full, true and correct entries were made in accordance with generally accepted accounting principles, (ii) the failure to deliver financial statements in accordance with generally accepted accounting principles and that fairly present the financial condition of the Borrower and its Subsidiaries and the results of operations of the Borrower and its Subsidiaries, (iii) inaccuracies contained in the certifications, Compliance Certificates and reports delivered pursuant to ss.9.4, and (iv) the failure to comply with the covenants contained in ss.11, in each case for the annual, quarterly and monthly periods ended between December 1999 and March 2003, but only to the extent such Defaults or Events of Default are the result of certain mischaracterizations, timing and recognition discrepancies separately disclosed to the Banks in the disclosure memo dated May 22, 2003.

     Any cross defaults on account of the failure to make timely payment on the Subordinated Notes and the Secured Senior Subordinated Notes.

                                   SCHEDULE B

                               Financial Covenants

         Minimum EBITDA:

     The Borrower will not permit EBITDA for any period set forth in the table below, to be less than the amount set forth opposite such period in such table:


                   Trailing Twelve Months Ending           Amount
                 -------------------------------        --------------

                           June 30, 2003                 $22,900,000

                           July 31, 2003                 $22,250,000

                          August 31, 2003                $21,500,000

                         September 30, 2003              $20,600,000

Exhibit 99.4

The following table sets forth the unaudited statement of operations of JPI, showing the aforementioned adjustments and reclassifications and restated amounts, for the year ended December 31, 2001:

                                                           Crystaloid(1)  Freight(2)
(In thousands)                             As Reported       Reclass       Reclass      Adjustments     Restated
                                           -------------   ------------  -----------   ------------   -----------

Net sales ............................       $ 200,198     $  (6,699)     $   5,507     $      (855)   $ 198,151
Costs and expenses:
    Cost of sales ....................         147,050        (5,618)         5,507             ---      146,939
    Selling, general, and
           administrative ............          35,131        (1,177)           ---             ---       33,954
    Amortization of intangibles ......          15,008          (480)           ---             ---       14,528
    Restructuring charges ............           3,805           ---            ---             ---        3,805
    Impairment of intangibles ........           2,138           ---            ---             400        2,538
                                              --------       -------        -------        --------      -------
          Operating income (loss) ....          (2,934)          576            ---          (1,255)      (3,613)

    Interest expense .................          21,209          (514)           ---             ---       20,695
    Transaction related expenses .....           1,211           ---            ---             ---        1,211
    Other ............................             852           419            ---             ---        1,271
                                              --------       -------        -------        --------      -------
          Loss from continuing
            operations before
            income tax expense
            (benefit) ................         (26,206)          671            ---          (1,255)     (26,790)

Income tax expense (benefit) .........          (6,053)          155            ---            (291)      (6,189)
Loss on discontinued operations:
       net of tax benefit of $155 ....             ---          (516)           ---             ---         (516)
                                              --------       -------        -------        --------      -------
    Net loss .........................       $ (20,153)    $     ---      $     ---     $      (964)   $ (21,117)
                                              ========       =======        =======        ========      =======



(1) The Company reclassified its 2001 balance sheet and statement of operations to present the sale of Crystaloid Technologies, Inc. (Crystaloid) as discontinued operations which was sold to Elecsys Corporation for $1,294 in cash in 2002.

(2) The Company restated 2001 sales and cost of sales for the classification of outbound freight costs as a cost of sale rather than a reduction of revenue.



The following table sets forth the affected unaudited balance sheet accounts for the Company, showing previously reported and restated amounts, as of December 31, 2001:


(In thousands)                      As previously reported     As restated
                                    -----------------------   -------------
Intangibles ......................   $ 42,432                   $ 42,032
Deferred tax assets (long-term)...     16,330                     16,621
Total assets .....................    165,958                    165,849

Other accrued liabities ..........      5,926                      6,652
Total current liabilities ........     34,187                     35,042
Total stockholders deficit .......     75,982                     76,946